UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2018

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 588-1960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on December 26, 2017, AVEO Pharmaceuticals, Inc. (“AVEO,” “we,” or the “Company”) entered into a binding Memorandum of Understanding (the “MOU”) with class representatives Robert Levine and William Windham (the “Plaintiffs”) regarding the settlement of a securities class action lawsuit (the “Class Action”), purportedly brought on behalf of shareholders who purchased our common stock, $0.001 par value per share (the “Common Stock”), between May 16, 2012 and May 1, 2013 (the “Class”), filed in 2013 and pending in the United States District Court for the District of Massachusetts (the “Court”) against us and certain of our former officers (Tuan Ha-Ngoc, David Johnston, and William Slichenmyer, together, the “Individual Defendants” and, collectively with the Company and the Plaintiffs, the “Parties”), In re AVEO Pharmaceuticals, Inc. Securities Litigation et al., No. 1:13-cv-11157-DJC.

On January 29, 2018, in accordance with the MOU, the Parties entered into a definitive stipulation of settlement (the “Stipulation of Settlement”) that reflects terms consistent with those set forth in the MOU. Pursuant to the Stipulation of Settlement, we are required to (i) use our best efforts to cause certain of our and the Individual Defendants’ insurance carriers to, within fifteen business days following preliminary approval of the Stipulation of Settlement by the Court provided certain conditions are met, provide the Class with a cash payment of $15,000,000 (the “Settlement Cash”), including the cash amount of any attorneys’ fees or litigation expenses that the Court may award Plaintiffs’ counsel and costs Plaintiffs incur in administering and providing notice of the proposed settlement and (ii) issue and deliver to the Class warrants for the purchase of 2,000,000 shares of our Common Stock (the “Settlement Warrants” and, collectively with the Settlement Cash, the “Settlement Payment”), within ten business days after the entry of the Final Judgment (as defined below) by the Court provided certain conditions are met (the “Proposed Issuance Date”). The Settlement Warrants are required to be exercisable from the date of issue until the expiration of a one-year period after the date of issue at an exercise price of $3.00, which was the closing price for our Common Stock on The Nasdaq Capital Market on December 22, 2017, the trading day prior to the execution of the MOU. In consideration of the Settlement Payment, the plaintiffs have agreed, on the Effective Date (as defined below), to dismiss the Class Action with prejudice and to release all claims against the Company and the Individual Defendants by the Class.

The Stipulation of Settlement is subject to the satisfaction of conditions including the filing of the Stipulation of Settlement with the Court, the provision of notice to the Class, and the final approval of the Stipulation of Settlement by the Court. The Stipulation of Settlement provides that the settlement will be effective on the first date on which all of the following conditions have been met (the “Effective Date”): (i) the Court has entered an order preliminarily approving the settlement and directing notice of the settlement to the Class; (ii) we and certain of our and the Individual Defendants’ insurance carriers have timely delivered the Settlement Payment; (iii) the Court has approved the Stipulation of Settlement and has entered a final order and judgment approving the settlement, and such judgment is no longer subject to further appeal or other review (the “Final Judgment”); and (iv) our right to terminate the Stipulation of Settlement has expired.

We have agreed to use our best efforts to issue and deliver the warrants by the Proposed Issuance Date. We plan to issue the warrants pursuant to the Stipulation of Settlement under the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(10) of the Securities Act.

The Stipulation of Settlement contains no admission of wrongdoing. AVEO and the Individual Defendants have always maintained and continue to believe that they did not engage in any wrongdoing or otherwise commit any violation of federal or state securities laws or other laws. However, given the potential cost and burden of continued litigation, we believe the settlement is in our best interests and the best interests of our stockholders.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On February 1, 2018, our Board of Directors (the “Board”) increased the size of the Board from four to five directors and, following the recommendation of the Nominating and Corporate Governance Committee, elected John H. Johnson as a member of the Board to fill the newly created directorship, effective immediately. Mr. Johnson will serve as a director until the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) and thereafter until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. Accordingly, Mr. Johnson will stand for election at the 2018 Annual Meeting. Mr. Johnson was also appointed to serve on the Company’s Compensation and Nominating and Corporate Governance Committees. The Board has determined that Mr. Johnson is “independent” as contemplated by The Nasdaq Stock Market and other governing laws and applicable regulations, including Rule 10C-1 under the Securities Exchange Act of 1934, as amended.

Mr. Johnson currently serves on the boards of Melinta Therapeutics, Inc., Portola Pharmaceuticals, Inc. and Histogenics Corporation, and he is chairman of Strongbridge Biopharma plc. Mr. Johnson is expected to serve as lead independent director at Sucampo Pharmaceuticals, Inc. through the closing of its acquisition by Mallinckrodt plc, as announced December 26, 2017. He previously served as chairman of Tranzyme Pharma, Inc. and on the board of BioNJ. Mr. Johnson also previously served as chairman, president and chief executive officer of Dendreon Corporation and as chief executive officer and on the board of Savient Pharmaceuticals, Inc. Prior to these roles, he served as president of Eli Lilly & Company’s Global Oncology Unit following the company’s 2008 acquisition of ImClone Systems Incorporated, where he served as chief executive officer and on ImClone’s board. Prior to ImClone, Mr. Johnson served as the company group chairman of biopharmaceuticals within Johnson & Johnson, where he was responsible for the Johnson & Johnson Biotechnology, Immunology and Oncology commercial businesses. Prior to that role, he held several executive positions at Johnson & Johnson, Parkstone Medical Information Systems, Inc., Ortho-McNeil Pharmaceutical Corporation and Pfizer Inc.

There are no arrangements or understandings between Mr. Johnson and any other person pursuant to which he was elected as a director. There are no transactions in which Mr. Johnson has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended. Mr. Johnson will receive compensation for his service as a non-employee director in accordance with our director compensation policy, including the award of a one-time nonqualified stock option under the our Second Amended and Restated 2010 Stock Incentive Plan (the “Plan”) to purchase 100,000 shares of our Common Stock at an exercise price of $3.08 per share, which was equal to the closing price of the Common Stock on The Nasdaq Capital Market on the date of Mr. Johnson’s election. This option vests in 36 equal monthly installments commencing with the first day of the month following the date of grant, subject to the director’s continued service on the Board.

During his service as a non-employee director, after he has served for at least six months, Mr. Johnson will also be entitled to an additional annual award, following re-election at each annual meeting of stockholders, of a nonqualified stock option under and pursuant to the Plan to purchase shares of Common Stock having a price per share equal to the then-fair market value of the Common Stock, which vests in twelve equal monthly installments commencing on the first day of the month following the date of grant, subject to the director’s continued service on the Board. Mr. Johnson will also receive cash fees for services as a Board member pursuant to AVEO’s director compensation policy, as updated from time to time by the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.
Date: February 2, 2018

	By:	/s/ Michael Bailey
Michael Bailey
President and Chief Executive Officer